UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2009, Neurobiological Technologies, Inc. (the “Company”) entered into an Amendment and Addendum to Collaboration and Services Agreement (the “Amendment”) with Neutron Ltd., a Bermuda limited company (“Neutron”), and Celtic Pharma Development Services America Inc., a Delaware corporation (“Celtic Services”), pursuant to which the parties agreed to amend the Collaboration and Services Agreement dated November 28, 2005 (the “Agreement”) by and between the Company and Neutron. Under the terms of the Amendment, the Company has consented to the assignment by Neutron to Celtic Services of all of Neutron’s rights and obligations under the Agreement and the assumption by Celtic Services of all such rights and obligations. In addition, the term of the Agreement has been shortened so that it will expire on June 30, 2009, and, in connection with the assumption by Celtic Services of certain development activities of the Company under the original Agreement, the parties have agreed to a reduction in the scope of the services to be performed by the Company. The Amendment also disbands the previously established Steering Committee.

A complete copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Amendment is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

The Amendment decreases the time period over which the Company is obligated to provide on-going services to Celtic (from a period that previously ended on November 28, 2011, to a period that now ends on June 30, 2009). As a result, the time period over which the Company plans to recognize the up-front payment previously received from Celtic into the Company’s statement of operations will be correspondingly reduced. The Company’s deferred revenue of $14,167,000 recorded as a liability on the balance sheet as of March 31, 2009 results from the relationship between the 2005 up-front payment received from Celtic and the term of the Company’s on-going obligations to provide services to Celtic. With the conclusion of the Company’s obligation to provide on-going services to Celtic as of June 30, 2009, the Company plans to recognize all remaining deferred revenue into its statement of operations for the period ending June 30, 2009. The Company’s cash flow and cash balances are not impacted by the change in the period over which the previously received funds are recognized into its statement of operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment and Addendum to Collaboration and Services Agreement, dated as of June 23, 2009, among Neurobiological Technologies, Inc. Neutron Ltd., and Celtic Pharma Development Services America Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 26, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By: /s/ Matthew M. Loar
Matthew M. Loar
Vice President and Chief Financial Officer

  EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment and Addendum to Collaboration and Services Agreement, dated as of June 23, 2009, among Neurobiological Technologies, Inc. Neutron Ltd., and Celtic Pharma Development Services America Inc.